EXHIBIT 10.25


                                  (Translation)


                BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED
                   No.2 Chalermkhet 4 Road, Bangkok Metropolis
                              Tel 2230561, 2259999


                         LETTER OF GUARANTEE OF THE BANK

                                                                Date May 8, 1996

     We, Bangkok Metropolitan Bank Public Company Limited, of No. 2 Chalermkhet 4 Road, Kwaeng Thepsirin, Khet Pomprab, Bangkok Metropolis hereby issue this Letter of Guarantee to the Airports Authority of Thailand under the following terms:

     Clause 1. According to the contract on Permission for Sale of Merchandise and Souvenirs at the Arrival and Departure Halls within the Internation Passenger Terminals of the Bangkok airport of the Airports Authority of Thailand dated-----, Contract No. 6-14/1996 entered into by J.M.T. Group Co., Ltd. under which J.M.T. Group Co., Ltd. shall provide a performance security required under the Contract to the Airports Authority of Thsiland in the amount of Baht 17,174,673,45 (Seventeen million one hundred seventy-four thousand six hundred seventy-three and 45/100 Baht).

     We agree to abide ourselves as the guarantor for J.M.T. Group co., Ltd. to the Airports Authority of Thailand in the amount not exceeding baht 17,174,673.45 (Seventeen million one hundred seventy-four thousand six hundred seventy-three and 45/100 Baht). If J.M.T. Group Co., Ltd. fails to comply with any conditions of the Contract entered into with the Airports Athority of Thailand or be in breach of any condidion stipulated therein, and by which the Airports Authority of Thailand shall be entitled to forfeit the security or claim for a penalty or damage from J.M.T. Group Co., Ltd., we agree to immediately make payment to you without you having to first demand J.M.T. Group Co., Ltd. to do so.

     Clause 2. We acknowledge and consent for any postponement, extension of time or release ul respect of the performance under tile Contract, consented by the Airports Authority of Thailand to J.M.T. Group Co., Ltd. provided the Airports Authority of Thailand shall notify us of the same without delay.

     Clause 3. We shall not revoke the guarantee made herein during the period from May 8, 1996 until November 7, 1999 within which J.M T. Group Co.,, Ltd. is still liable under the conditions of the Contract.



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IN WITNESS WHEREOF,  we, Bangkok Metropolitan Bank Public Company Limited by the
persons, whose names shown hereinbelow, who are authorized to sign to bind the Bank. have set their hands with the seal affixed




              For Bangkok Metropolitan Bank Public Company Limited



Signed   (Signature)      Guarantor          Signed   (Signature)     Guarantor
       ------------------                          -------------------
 (Mr. Sutee Suratanakaweekul)                      (Miss Nipaphan Ek-intumas)
 Asst. Director of Credit                           Deputy Director of Credit
   and Security Div.                                   and Security Div.

Signed   (Signature)      Witness            Signed   (Signature)        Witness
      --------------------                         ----------------------
   (Mr. Suthi Korkerdpanich)                     (Mr. Wanchai Kittitaporn)